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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
Zitel Corporation on Form S-4 (File No.   ) of our report, which includes an
explanatory paragraph, for an emphasis of a matter, regarding the Company's operating activities and liquidity, dated October 28, 1997, except for the Subsequent Events Note, for which the date is October 19, 1998, on our audit of the consolidated financial statements of Zitel Corporation, as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K/A. We also consent to the incorporation by reference in this registration statement of our report, dated October 28, 1997, on our audit of the consolidated financial statement schedule of Zitel Corporation for the years ended September 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K filed by Zitel Corporation for the fiscal year ended September 30, 1997. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 20, 1998